UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On March 15 through 17, 2009, Paul A. Farr, Executive Vice President and Chief Financial Officer of PPL Corporation (“PPL” or the “Company”) will participate in the 2009 EEI International Utility Conference being held in London, England.  At this conference, Mr. Farr will discuss the Company's corporate strategy and general business outlook with investors and financial analysts.  Copies of the slides for these discussions are furnished as Exhibit 99.1 to this report.  In addition, copies of the slides will be available for 30 days on PPL's Internet Web site: www.pplweb.com.

During this conference, it is expected that Mr. Farr will reaffirm the Company’s previously announced earnings forecasts of $1.60 to $1.90 per share for 2009 and 2010 earnings per share of $3.60 to $4.20.  In addition to this conference, representatives of PPL will be discussing the Company’s business outlook with financial analysts and investors through March 31, 2009.  Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s earnings forecasts.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Slides to be used by PPL’s Executive Vice President and Chief Financial Officer at the 2009 EEI International Utility Conference in London, England on March 15 through 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel
James E. Abel Vice President - Finance and Treasurer

Dated:  March 13, 2009